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                           GREAT BAY POWER CORPORATION

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                                 20 Ladd Street, Portsmouth, New Hampshire 03801
                                                          Telephone 603/433-8822
                                                          Facsimile 603/433-8645



FOR IMMEDIATE RELEASE

Contact: John A. Tillinghast, President
         (603) 433-8822

                GREAT BAY POWER ANNOUNCES CORPORATE RESTRUCTURING

     PORTSMOUTH, NEW HAMPSHIRE, April 11, 1996--Great Bay Power Corporation ("Great Bay")(Nasdaq National market: GBPW) announced today that its wholly-owned subsidiary, Great Bay Holdings Corp. ("Holdings"), has filed a Form S-4 Registration Statement with the Securities and Exchange Commission in order to create a holding company structure for Great Bay. If the restructuring is consummated, Great Bay will become a wholly-owned subsidiary of Holdings, and the Great Bay stockholders will become stockholders of Holdings. Upon consummation of the proposed restructuring, the common stock of Holdings will be publicly traded on the Nasdaq National Market under the symbol "GBPW."

     In order to effectuate the proposed restructuring, Great Bay must obtain approval from the shareholders of Great Bay and from the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission and the New Hampshire Public Utilities Commission. The Company expects to hold a special meeting of shareholders to approve the restructuring in June 1996 and obtain all necessary regulatory approvals by the end of the second quarter of 1996.

     Great Bay is an exempt wholesale generator of power in New England. The Company owns 12.1% of the Seabrook Nuclear Power Plant in Seabrook, New Hampshire. This ownership interest entitles Great Bay to approximately 140 megawatts of the plant's power output. Incorporated in 1986, Great Bay is a New Hampshire corporation authorized by the New Hampshire Public Utilities Commission to engage in business as a public utility, and is a member of NEPOOL.

     A registration statement relating to the common stock of Holdings has been filed with the Securities and Exchange Commission but has not yet become effective. The common stock of Holdings may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This communication shall not constitute an offer to sell or solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

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